As filed with the Securities and Exchange Commission on July 31, 1998.
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                             WAL-MART STORES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                             71-0415188
--------------------------------                           --------------------
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                              Identification No.)


                              702 S.W. 8TH STREET
                         BENTONVILLE, ARKANSAS  72716
                                (501) 273-4000


      (Address, including Zip Code,  and Telephone Number, including Area
              Code, of Registrant's Principal Executive Offices)

                            -----------------------

              WAL-MART STORES, INC. STOCK INCENTIVE PLAN OF 1998
                             (Full Title of Plan)

                            -----------------------

             ALLISON D. GARRETT                          COPY TO:
            WAL-MART STORES, INC.                 DUDLEY W. MURREY, ESQ.
             702 S.W. 8TH STREET                  HUGHES & LUCE, L.L.P.
        BENTONVILLE, ARKANSAS  72716           1717 MAIN STREET, SUITE 2800
               (501) 273-4000                      DALLAS, TEXAS  75201
                                                      (214) 939-5500
    (Name, Address, and Telephone Number,
   including Area Code, of Agent for Service)

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS           AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
    OF SECURITIES              TO BE               OFFERING PRICE            AGGREGATE              REGISTRATION
  TO BE REGISTERED          REGISTERED/1/            PER SHARE/2/         OFFERING PRICE/2/             FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.10
 par value                  80,000,000                 $62.47              $4,997,600,000           $1,474,292
---------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to the antidilution provisions of the Wal-Mart Stores, Inc. Stock Incentive Plan of 1998.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the New York Stock Exchange on July 29, 1998, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Wal-Mart Stores, Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 (the "Annual Report").

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998.

     (c) The description of the Registrant's common stock, par value $.10 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on October 26, 1971, including any amendment or report filed for the purpose of updating such description.

     (d) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     The Registrant's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability
(i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities which might arise out of their employment and are not subject to indemnification under the By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not applicable.

ITEM 8.  EXHIBITS.
         --------

     4(a) Restated Certificate of Incorporation of Wal-Mart Stores, Inc. (incorporated herein by reference to Exhibit 3(a) to the Annual Report on Form 10-K of the Registrant for the year ended December 31,
           1989) and Certificate of Amendment to the Restated Certificate of Incorporation of Wal-Mart Stores, Inc. (incorporated herein by reference to Exhibit 4(b) to the Registration Statement on Form S-8 of the Registrant (File No. 33-43315)).

     4(b) By-Laws of Wal-Mart Stores, Inc., as amended June 3, 1993 (incorporated herein by reference to Exhibit 4(a) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended January 31, 1994).

    *5(a)  Opinion of Allison D. Garrett, Senior Corporate Counsel to the
           Company.

   *23(a)  Consent of Ernst & Young, LLP.

   *23(b) Consent of Allison D. Garrett (contained in Exhibit 5(a) hereto).

   *24(a)  Power of Attorney (contained on Page II-5.)
           ______________________
           * Filed herewith

ITEM 9.  UNDERTAKINGS.
         ------------

     (a)   The Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bentonville, State of Arkansas, on July 31, 1998.

                                       WAL-MART STORES, INC.


                                       By: /s/ S. Robson Walton
                                          -------------------------------------
                                          S. Robson Walton,
                                          Chairman of the Board of Directors

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Wal-Mart Stores, Inc., hereby severally constitute and appoint S. Robson Walton, David D. Glass and John B. Menzer, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place and stead, in any and all capacities, to sign Wal-Mart Stores, Inc.'s Registration Statement on Form S-8, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ S. Robson Walton               Chairman of the Board of        July 31, 1998
---------------------------         Directors and Director
S. Robson Walton

/s/ David D. Glass               President, Chief Executive        July 31, 1998
---------------------------         Officer and Director
David D. Glass

/s/ Donald G. Soderquist         Vice Chairman of the Board        July 31, 1998
---------------------------    of Directors, Chief Operating
Donald G. Soderquist                Officer and Director

/s/ John B. Menzer                Chief Financial Officer          July 31, 1998
---------------------------
John B. Menzer

/s/ James A. Walker, Jr.           Senior Vice President
---------------------------            and Controller              July 31, 1998
James A. Walker, Jr.

/s/ Jeronimo Arango                       Director                 July 31, 1998
---------------------------
Jeronimo Arango

/s/ John A. Cooper Jr.                    Director                 July 31, 1998
---------------------------
John A. Cooper Jr.

/s/ Stephen Friedman                      Director                 July 31, 1998
---------------------------
Stephen Friedman

/s/ Stanley C. Gault                      Director                 July 31, 1998
---------------------------
Stanley C. Gault

                                          Director                 July *, 1998
---------------------------
Frederick S. Humphries

                                          Director                 July *, 1998
---------------------------
E. Stanley Kroenke

                                          Director                 July *, 1998
---------------------------
Elizabeth A. Sanders

                                          Director                 July *, 1998
---------------------------
Jack C. Shewmaker

/s/ Paula Stern                           Director                 July 31, 1998
---------------------------
Paula Stern

                                          Director                 July *, 1998
---------------------------
John T. Walton

                                          Director                 July *, 1998
---------------------------
Roland A. Hernandez

/s/ Jose H. Villarreal                    Director                 July 31, 1998
---------------------------
Jose H. Villarreal